Exhibit 99.5
IMPAX LABORATORIES, INC.
UNAUDITED PRO FORMA COMBINED
FINANCIAL INFORMATION

This unaudited pro forma combined financial information of Impax Laboratories, Inc. ("Impax" or the "Company") is presented to illustrate the estimated effects of the Teva Transaction and the $400.0 million of borrowing under the Term Loan Facility used to finance the Teva Transaction. See "Note 1. Description of Transactions" below for additional information on the Teva Transaction and Term Loan Facility.

The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements. In addition, the unaudited pro forma combined financial statements were based on and should be read in conjunction with:

•
the audited consolidated financial statements of Impax as of and for the year ended December 31, 2015 and the related notes, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015;

•
the unaudited consolidated financial statements of Impax as of and for the six months ended June 30, 2016 and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016;

•
the audited special purpose combined financial statements of Certain Pharmaceutical Products of each of Teva Pharmaceuticals Industries Limited ("Teva") and Allergan plc ("Allergan"), comprised in each case of the special purpose combined statements of assets acquired as of December 31, 2015 and December 31, 2014 and the related special purpose combined statements of revenue and direct expenses for each of the three years in the period ended December 31, 2015, and the related notes, for the Acquired Product Lines (as defined in "Note 1. Description of Transactions" below), filed herein as Exhibits 99.1 and 99.2, respectively, to the Company's Amendment No. 1 to its Current Report on Form 8-K filed on August 3, 2016 (the "Form 8-K/A"); and

•
the unaudited special purpose combined interim financial statements of Certain Pharmaceutical Products of each of Teva and Allergan, comprised in each case of the special purpose combined statements of assets acquired as of June 30, 2016 and the related special purpose combined statements of revenues and direct expenses for the six month periods ended June 30, 2016 and June 30, 2015, and the related notes, for the Acquired Product Lines, filed herein as Exhibits 99.3 and 99.4, respectively, to the Company's Current Report on Form 8-K/A.

The unaudited pro forma combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the transactions been completed as of the date indicated. In addition, the unaudited pro forma combined statements of operations do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma combined balance sheet and statements of operations have been prepared using the acquisition method of accounting under United States generally accepted accounting principles (“U.S. GAAP”). The accounting for the acquisition of the Acquired Product Lines (as defined in "Note 1. Description of Transactions" below) is based upon certain valuations that are preliminary and are subject to change. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma combined balance sheet and statements of operations. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. These differences, if any, could have a material impact on the accompanying unaudited pro forma combined statements of operations and the Company’s future results of operations and financial position.

In addition, the unaudited pro forma combined statements of operations do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition of the Acquired Product Lines, the costs to integrate the operations of Impax with the Acquired Product Lines, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

IMPAX LABORATORIES, INC.
UNAUDITED PRO FORMA COMBINED
BALANCE SHEET
As of June 30, 2016
(Amounts in thousands)

	Impax Laboratories, Inc. As Reported	Acquired Product Lines from Teva Historical (Note 4)	Acquired Product Lines from Allergan Historical (Note 4)	Financing Transaction (Note 7)		Acquisition and Related Pro Forma Adjustments (Note 8)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$366,846	$—	$—	$388,975	(7a)	$(587,419)	(8a)	$168,402
Accounts receivable, net	237,454	—	—	—		—		237,454
Inventory, net	148,079	—	3,541	—		—		151,620
Prepaid expenses and other current assets	24,339	—	—	—		—		24,339
Total current assets	776,718	—	3,541	388,975		(587,419)		581,815

Property, plant and equipment, net	223,475	—	—	—		—		223,475
Intangible assets, net	581,791	11,509	50,407	—		550,443	(8b)	1,194,150
Goodwill	208,382	—	—	—		—		208,382
Deferred income taxes	597	—	—	—		—		597
Other non-current assets	58,973	—	—	—		—		58,973
Total assets	$1,849,936	$11,509	$53,948	$388,975		$(36,976)		$2,267,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,518	$—	$—	$—		$—		$50,518
Accrued expenses	201,810	—	—	—		—		201,810
Accrued profit sharing and royalty expenses	13,620	—	—	—		—		13,620
Current portion of long-term debt, net	—	—	—	17,552	(7b)	—		17,552
Total current liabilities	265,948	—	—	17,552		—		283,500

Long-term debt, net	435,265	—	—	371,423	(7b)	—		806,688
Deferred income taxes	38,172	—	—	—		—		38,172
Acquisition-related contingent consideration	—	—	—	—		30,100	(8c)	30,100
Other non-current liabilities	37,161	—	—	—		—		37,161
Total liabilities	776,546	—	—	388,975		30,100		1,195,621

Stockholders’ equity:
Preferred stock	—	—	—	—		—		—
Common stock	741	—	—	—		—		741
Treasury stock	(2,157)	—	—	—		—		(2,157)
Additional paid-in capital	525,182	—	—	—		—		525,182
Retained earnings	557,114	—	—	—		(1,619)	(8d)	555,495
Accumulated other comprehensive loss	(7,490)	—	—	—		—		(7,490)
Total stockholders’ equity	1,073,390	—	—	—		(1,619)		1,071,771
Total liabilities and stockholders’ equity	$1,849,936	$—	$—	$388,975		$28,481		$2,267,392

The accompanying notes are an integral part of these unaudited pro forma financial statements.

IMPAX LABORATORIES, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
For the six months ended June 30, 2016
(Amounts in thousands, except share and per share data)

	Impax Laboratories, Inc. As Reported	Acquired Product Lines from Teva Reclassified Historical (Note 4)	Acquired Product Lines from Allergan Reclassified Historical (Note 4)	Financing Transaction (Note 7)		Acquisition and Related Pro Forma Adjustments (Note 8)		Pro Forma Combined
Revenues:
Impax Generics, net	$291,774	$29,559	$58,867	$—		$—		$380,200
Impax Specialty Pharma, net	106,324	—	—	—		—		106,324
Total revenues	398,098	29,559	58,867	—		—		486,524
Cost of revenues	222,524	6,247	16,662	—		15,928	(8e)	261,361
Gross profit	175,574	23,312	42,205	—		(15,928)		225,163

Operating expenses:
Selling, general and administrative	89,206	1,541	5,269	—		(1,187)	(8f)	94,829
Research and development	40,768	330	—	—		—		41,098
Patent litigation	3,248	—	—	—		—		3,248
Total operating expenses	133,222	1,871	5,269	—		(1,187)		139,175
Income from operations	42,352	21,441	36,936	—		(14,741)		85,988

Other income (expense):
Interest expense	(16,785)	—	—	(7,555)	(7c)	—		(24,340)
Interest income	673	—	—	—		—		673
Reserve for Turing receivable	(48,043)	—	—	—		—		(48,043)
Other, net	359	—	—	—		—		359
Income (loss) before income taxes	(21,444)	21,441	36,936	(7,555)		(14,741)		14,637
Provision for (benefit from) income taxes	(8,335)	—	—	—		13,097	(8g)	4,762
Net income (loss)	$(13,109)	$21,441	$36,936	$(7,555)		$(27,838)		$9,875

Net income (loss) per common share:
Basic	$(0.18)							$0.14
Diluted	$(0.18)							$0.14

Weighted-average common shares outstanding:
Basic	70,882,759							70,882,759
Diluted	70,882,759							71,827,101

 The accompanying notes are an integral part of these unaudited pro forma financial statements.

IMPAX LABORATORIES, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
For the year ended December 31, 2015
(Amounts in thousands, except share and per share data)

	Impax Laboratories, Inc. As Reported	Acquired Product Lines from Teva Reclassified Historical (Note 4)	Acquired Product Lines from Allergan Reclassified Historical (Note 4)	Financing Transaction (Note 7)		Acquisition and Related Pro Forma Adjustments (Note 8)		Pro Forma Combined
Revenues:
Impax Generics, net	$710,932	$57,124	$108,005	$—		$—		$876,061
Impax Specialty Pharma, net	149,537	—	—	—		—		149,537
Total revenues	860,469	57,124	108,005	—		—		1,025,598
Cost of revenues	508,065	24,367	31,856	—		26,341	(8e)	590,629
Gross profit	352,404	32,757	76,149	—		(26,341)		434,969

Operating expenses:
Selling, general and administrative	201,287	3,538	9,708	—		(633)	(8f)	213,900
Research and development	76,982	1,613	24	—		—		78,619
Patent litigation	4,567	—	—	—		—		4,567
Total operating expenses	282,836	5,151	9,732	—		(633)		297,086
Income from operations	69,568	27,606	66,417	—		(25,708)		137,883

Other income (expense):
Interest expense	(27,268)	—	—	(15,707)	(7c)	—		(42,975)
Interest income	1,042	—	—	—		—		1,042
Gain on sale of asset	45,574	—	—	—		—		45,574
Loss on debt extinguishment	(16,903)	—	—	—		—		(16,903)
Net change in fair value of derivatives	(13,000)	—	—	—		—		(13,000)
Other, net	355	—	—	—		—		355
Income before income taxes	59,368	27,606	66,417	(15,707)		(25,708)		111,976
Provision for income taxes	20,371	—	—	—		19,097	(8g)	39,468
Net income	$38,997	$27,606	$66,417	$(15,707)		$(44,805)		$72,508

Net income per common share:
Basic	$0.56							$1.04
Diluted	$0.54							$1.01

Weighted-average common shares outstanding:
Basic	69,640,417							69,640,417
Diluted	72,027,344							72,027,344

 The accompanying notes are an integral part of these unaudited pro forma financial statements.

IMPAX LABORATORIES, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS

1. DESCRIPTION OF TRANSACTIONS
On August 3, 2016, Impax Laboratories, Inc. ("Impax" or the “Company”) completed (A) its acquisition of certain assets related to (i) 15 currently marketed generic pharmaceutical products, (ii) one approved generic product and two tentatively approved strengths of a currently marketed product, which have not yet launched, (iii) one pipeline generic product and one pipeline strength of a currently marketed product, which are pending approval by the U.S. Food and Drug Administration (the “FDA”), and (iv) one generic product under development, and (B) the return to the Company of its full commercial rights to its pending Abbreviated New Drug Application ("ANDA") for the generic equivalent to Concerta® (methylphenidate hydrochloride), a product the Company previously partnered with Teva Pharmaceuticals USA, Inc. (“Teva USA”) (collectively, the products and pipeline products and the assets related thereto in (A) and (B), the “Acquired Product Lines” and the transactions related thereto the "Teva Transaction"), pursuant to (x) an Asset Purchase Agreement, dated as of June 20, 2016, as amended on June 30, 2016, with Teva Pharmaceutical Industries Ltd. (“Teva”), acting directly or through its affiliates (the “Teva APA”), (y) an Asset Purchase Agreement, dated as of June 20, 2016, as amended on June 30, 2016, with affiliates of Allergan plc (“Allergan”), including Actavis Elizabeth LLC, Actavis Group PTC Ehf., Actavis Holdco US, Inc., Actavis LLC, Actavis Mid Atlantic LLC, Actavis Pharma, Inc., Actavis South Atlantic LLC, Andrx LLC, Breath Ltd., The Rugby Group, Inc. and Watson Laboratories, Inc. (the “Allergan APA” and collectively with the Teva APA, the "APAs"), and (z) a Termination Agreement, dated as of June 20, 2016, between the Company and Teva USA, terminating each party’s rights and obligations with respect to methylphenidate hydrochloride under the Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva USA (the "Termination Agreement"). The aggregate purchase price for the Acquired Product Lines pursuant to the terms of the Teva APA and the Allergan APA, including the upfront payment to Teva in accordance with the Termination Agreement, was $585.8 million in cash at closing. The Company is also obligated to make future payments to Teva of up to $40.0 million under the terms of the Termination Agreement, payable upon the achievement of specified commercialization events related to methylphenidate hydrochloride. The Teva Transaction was part of the divestiture process mandated by the Federal Trade Commission in connection with the acquisition by Teva of the U.S. generics business of Allergan.

On August 3, 2016, in connection with the Teva Transaction, the Company also entered into a restatement agreement among the Company, Royal Bank of Canada ("RBC"), as administrative agent, and the lenders and guarantors party thereto (the "Restatement Agreement"). The Restatement Agreement amends and restates the Company’s Revolving Credit Facility Agreement, dated as of August 4, 2015, among the Company, as borrower, RBC, as administrative agent and collateral agent, the lenders party thereto, and the other agents and parties thereto (as amended and restated, the “Amended and Restated Credit Agreement”) to, among other things, (i) add a term loan feature to allow for the borrowing of up to $400.0 million of term loans (the “Term Loan Facility”) by the Company in accordance with the terms of the Amended and Restated Credit Agreement (ii) increase the aggregate principal amount of the revolving loans permitted under the Amended and Restated Credit Agreement (the “Revolving Credit Facility,” and, together with the Term Loan Facility, the “RBC Credit Facilities”) from $100.0 million to $200.0 million, and (iii) extend the maturity date of the Revolving Credit Facility from August 4, 2020 to August 3, 2021. Proceeds of $400.0 million from the Term Loan Facility were used to finance the Teva Transaction. The full amount of the $200.0 million Revolving Credit Facility remains available to the Company for working capital and other general corporate purposes.

2. BASIS OF PRESENTATION
The unaudited pro forma combined balance sheet and statements of operations were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Impax being the legal and accounting acquirer, and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and was based on the historical financial statements of Impax and the Acquired Product Lines. Under the acquisition method of accounting, the assets acquired are recorded as of the completion of the acquisition, at their respective estimated fair values, and added to those of Impax. The consolidated financial statements and reported results of operations of Impax issued after completion of the acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of the Acquired Product Lines.

Under ASC 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

In addition, the unaudited pro forma combined statements of operations do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the purchase of the Acquired Product Lines, the costs to integrate the operations of Impax with the Acquired Product Lines, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

3. ACCOUNTING POLICIES
The Company is in the process of performing a detailed review of the Acquired Product Lines accounting policies and to date, no material difference has been identified. The Company will complete this review in the post-combination period, and as a result of the review, Impax may identify additional differences between the accounting policies of the Acquired Product Lines that, when conformed, could have a material impact on the combined financial statements.
4. ACQUIRED PRODUCTS FROM TEVA AND ALLERGAN HISTORICAL FINANCIAL INFORMATION
Financial information of Certain Pharmaceutical Products of Teva and Allergan in the “Acquired Product Lines from Teva Historical” and “Acquired Product Lines from Allergan Historical” columns in the unaudited pro forma combined statements of operations represents the revenues and direct expenses of the Acquired Product Lines. This information does not include certain indirect expenses or income taxes. Such financial information has been reclassified to conform to the historical presentation in Impax’s statements of operations as set forth below.

Teva's reclassifications for the six months ended June 30, 2016:

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Cost of revenues	$5,004	$1,243	(a)	$6,247
Amortization	1,243	(1,243)	(a)	—

(a) Represents the reclassification of $1.2 million reported in amortization on Teva’s statement of revenue and direct expenses into cost of revenues to conform to Impax’s statement of operations presentation.

Allergan’s reclassifications for the six months ended June 30, 2016:

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Cost of revenues	$11,591	$5,071	(b)	$16,662
Amortization	5,071	(5,071)	(b)	—
Selling, general and administrative	—	5,269	(c), (d)	5,269
Selling and marketing	933	(933)	(c)	—
General and administrative	4,336	(4,336)	(d)	—

(b) Represents the reclassification of $5.1 million reported in amortization on Allergan’s statement of revenue and direct expenses into cost of revenues to conform to Impax’s statement of operations presentation.

(c) Represents the reclassification of $0.9 million reported in selling and marketing on Allergan’s statement of revenue and direct expenses into selling, general and administrative to conform to Impax’s statement of operations presentation.

(d) Represents the reclassification of $4.3 million reported in general and administrative on Allergan’s statement of revenue and direct expenses into selling, general and administrative to conform to Impax’s statement of operations presentation.

Teva’s reclassifications for the year ended December 31, 2015:

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Cost of revenues	$19,351	$5,016	(e)	$24,367
Amortization	5,016	(5,016)	(e)	—

(e) Represents the reclassification of $5.0 million reported in amortization on Teva’s statement of revenue and direct expenses into cost of revenues to conform to Impax’s statement of operations presentation.

Allergan’s reclassifications for the year ended December 31, 2015:

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Cost of revenues	$23,829	$8,027	(f)	$31,856
Amortization	8,027	(8,027)	(f)	—
Selling, general and administrative	—	9,708	(g), (h)	9,708
Selling and marketing	2,190	(2,190)	(g)	—
General and administrative	7,518	(7,518)	(h)	—

(f) Represents the reclassification of $8.0 million reported in amortization on Allergan’s statement of revenue and direct expenses into cost of revenues to conform to Impax’s statement of operations presentation.

(g) Represents the reclassification of $2.2 million reported in selling and marketing on Allergan’s statement of revenue and direct expenses into selling, general and administrative to conform to Impax’s statement of operations presentation.

(h) Represents the reclassification of $7.5 million reported in general and administrative on Allergan’s statement of revenue and direct expenses into selling, general and administrative to conform to Impax’s statement of operations presentation.

5. FAIR VALUE OF CONSIDERATION TRANSFERRED IN CONNECTION WITH THE ACQUISITION

The following is a preliminary estimate of the purchase price for the Teva Transaction:

(in thousands)	Estimated Fair Value
Purchase price per the APAs	$575,800
Upfront payment pursuant to Termination Agreement	10,000
Total cash consideration	585,800
Fair value of contingent consideration pursuant to Termination Agreement (1)	30,100
Total consideration transferred	$615,900

(1) The contingent consideration arrangement pursuant to the Termination Agreement potentially requires the Company to pay up to $40.0 million of additional consideration to Teva upon the achievement of specified commercialization events related to methylphenidate hydrochloride. The $30.1 million fair value of the potential contingent consideration payments recognized on the acquisition date was estimated by applying a probability-weighted expected return methodology.

6. ASSETS ACQUIRED IN CONNECTION WITH THE ACQUISITION

The following is a preliminary estimate of the assets acquired by Impax in connection with the Teva Transaction on the closing date of August 3, 2016:

(in thousands)	August 3, 2016
Intangible assets (a)	$613,032
Inventory - raw materials	2,868
Total assets acquired	$615,900

(a) The fair value of the identifiable intangible assets and their weighted-average estimated useful lives are as follows:

(in thousands)	Estimated Fair Value	Weighted-Average Estimated Useful Life
Marketed product rights	$461,152	19 years
Acquired IPR&D product rights (1)	151,880	N/A
Total intangible assets	$613,032

(1) Pursuant to the Termination Agreement, Teva returned to the Company its full commercial rights to its pending ANDA for the generic equivalent to Concerta(R) (methylphenidate hydrochloride), a product the Company previously partnered with Teva USA under a Strategic Alliance Agreement dated June 27, 2001. As a result, the Company recognized an intangible asset of $78.1 million related to the reacquired in-process research and development product right. The Company engaged a third-party valuation specialist to measure the value of the reacquired product right using a discounted cash flow analysis. The asset was determined to be indefinite-lived based on the market participant methodology prescribed in ASC 805, Business Combinations.

7. PRO FORMA ADJUSTMENTS IN CONNECTION WITH THE FINANCING

The following summarizes the pro forma adjustments in connection with the financing pursuant to the RBC Credit Facilities to give effect to the Teva Transaction as if it had occurred on January 1, 2015 for purposes of the pro forma combined statements of operations and as of June 30, 2016 for purposes of the pro forma combined balance sheet:

(a) Pro forma increase to cash and cash equivalents of $389.0 million represents the proceeds, net of deferred financing fees, from the $400.0 million Term Loan Facility borrowing used to fund a portion of the Teva Transaction.

(b) Pro forma adjustment represents the $400.0 million Term Loan Facility borrowing used to fund a portion of the acquisition. Total deferred financing fees of $11.0 million were incurred in connection with the Term Loan Facility borrowing. The following is a reconciliation of the outstanding long-term debt amounts shown in the unaudited pro forma combined balance sheet as of June 30, 2016:

(in thousands)	As of June 30, 2016
Term Loan Facility	$400,000
Less: deferred financing fees	11,025
Net debt	388,975
Less: current portion	17,552
Long-term debt, net	$371,423

(c) Represents the pro forma increase in interest expense for the six months ended June 30, 2016 and the year ended December 31, 2015. The interest on the Term Loan Facility is calculated using a variable rate. The interest expense for the six months ended June 30, 2016 and the year ended December 31, 2015 is based on the current base rate of 3.34%. A 1/8% increase (decrease) in the annual interest rate would cause income before income taxes to increase by $239,000 and decrease by $496,000 for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively. The amortization of the deferred financing fees is calculated over the five year life of the Term Loan Facility using the effective interest method. The total net pro forma increase in interest expense includes:

(in thousands)	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Estimated cash interest expense on Term Loan Facility	$6,377	$13,258
Estimated non-cash interest expense for deferred financing fees	1,178	2,449
Total interest expense	$7,555	$15,707

8. PRO FORMA ADJUSTMENTS IN CONNECTION WITH THE ACQUISITION

The following summarizes the pro forma adjustments in connection with the Teva Transaction to give effect to the transaction as if it had occurred on January 1, 2015 for purposes of the pro forma combined statements of operations and as of June 30, 2016 for purposes of the pro forma combined balance sheet.

(a) Pro forma decrease to cash and cash equivalents represents the effects of the following:

(in thousands)	June 30, 2016
Total cash purchase price	$585,800
Estimated additional transaction costs to be incurred	1,619
Net pro forma decrease	$587,419

(b) The fair value of the intangible assets acquired and the reversal of the historical intangible assets are reflected in the following pro forma adjustment:

(in thousands)	June 30, 2016	Weighted-Average Remaining Useful Life
Currently marketed products	$460,479	19 years
Acquired IPR&D product rights	151,880	N/A
Elimination of historical intangible asset value	(61,916)	N/A
Net pro forma adjustment	$550,443

(c) Represents the fair value on the Teva Transaction closing date of the potential contingent consideration payments due by the Company to Teva related to methylphenidate hydrochloride pursuant to the Termination Agreement. The $30.1 million fair value was estimated by applying a probability-weighted expected return methodology.

(d) Represents $1.6 million estimated additional direct transaction costs expected to be incurred in connection with the Teva Transaction.

(e) Represents the net pro forma increase in cost of revenues for the six months ended June 30, 2016 and the year ended December 31, 2015 related to the amortization expense for acquired finite-lived intangible assets (to be recognized over the weighted-average remaining useful life of 19 years based on the pattern of economic benefit expected to be realized):

(in thousands)	Six Months Ended June 30, 2016	Year Ended December 31, 2015
Record amortization expense for acquired finite-lived intangible assets	$22,242	$39,384
Eliminate historical amortization expense related to finite-lived intangible assets	(6,314)	(13,043)
Net pro forma adjustment	$15,928	$26,341

(f) Represents the pro forma adjustments to selling, general, and administrative expense of $0.6 million and $1.2 million for transaction costs that were recorded on Impax’s historical statement of operations for the year ended December 31, 2015 and the six months ended June 30, 2016, respectively, but are not expected to have a continuing impact on the combined company’s results.

(g) Since the abbreviated special purpose combined financial statements of Certain Pharmaceutical Products of Teva and Allergan did not include income taxes, for purposes of these unaudited pro forma statements of operations, Impax used an estimated tax rate of 36.3% for calculating the tax effect on income (loss) before income taxes of both Teva and Allergan as well as the pro forma adjustments, which include the related financing transaction. For purposes of these unaudited pro forma combined statement of operations for the six months ended June 30, 2016 and the year ended December 31, 2015, the estimated income tax rate is based on the applicable enacted statutory tax rates for the period. These rates are estimates and do not take into account future income tax strategies that may be applied to the combined entity.

9. EARNINGS PER SHARE
The unaudited pro forma combined basic and diluted earnings per share for the year ended December 31, 2015 are based on the basic and diluted weighted-average number of common shares outstanding. The weighted-average common shares outstanding were not impacted by the Teva Transaction or the related financing and are therefore consistent with the Company’s basic and diluted shares outstanding for the year ended December 31, 2015.
The unaudited pro forma combined basic and diluted earnings per share for the six months ended June 30, 2016 are based on the basic and diluted weighted-average number of common shares outstanding. The weighted-average common shares outstanding were not impacted by the Teva Transaction or the related financing. The pro forma combined company’s unaudited results reported net income for the six months ended June 30, 2016, therefore the unaudited pro forma basic and diluted earnings per share are calculated as follows:

Six Months Ended June 30, 2016
(in thousands, except per share amounts)
Pro Forma Basic Earnings Per Common Share
Pro forma net income	$9,875
Pro forma weighted-average common shares outstanding	70,883
Pro forma basic earnings per share	$0.14

Pro Forma Diluted Earnings Per Common Share (i)
Pro forma net income	$9,875
Pro forma weighted-average common shares outstanding	70,883
Weighted-average incremental shares related to assumed exercise of warrants and stock-options, vesting of non-vested shares and ESPP share issuance	944
Pro forma diluted weighted-average common shares outstanding	71,827
Pro forma diluted earnings per share	$0.14

(i) The adjustments related to the Company’s outstanding 2% Convertible Senior Notes due June 2022 were excluded from the computation because the effects were determined to be anti-dilutive.